                                                                    Exhibit 32.2

  WRITTEN STATEMENT OF THE EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer of LaCrosse Footwear Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended July 1, 2006 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    8/1/06
      -------------------------------

/s/ David P. Carlson
-------------------------------------
David P. Carlson